Exhibit 10.1
CROWDSTRIKE HOLDINGS, INC.
2019 EQUITY INCENTIVE PLAN
GLOBAL PERFORMANCE UNIT AGREEMENT
Unless otherwise defined herein, the terms defined in the CrowdStrike Holdings, Inc. 2019 Equity Incentive Plan (the “Plan”) will have the same defined meanings in this Global Performance Unit Agreement, which includes the Notice of Performance Unit Grant (the “Notice of Grant”), the Terms and Conditions of Performance Unit Grant, including the Country Addendum, attached hereto as Exhibit A, the Performance Goal attached hereto as Exhibit B and all other exhibits and appendices (all together, the “Award Agreement”).
NOTICE OF PERFORMANCE UNIT GRANT
Participant:
Address:
CrowdStrike Holdings, Inc. (the “Company”) has granted Participant the right to receive an Award of Performance Units, subject to the terms and conditions of the Plan and this Award Agreement, as follows:
Grant Number:
Date of Grant:
Vesting Commencement Date:
Target Number of Performance Units:
Vesting Schedule:
Subject to any acceleration provisions contained in the Plan or set forth below, the Performance Units will become earned and vested as follows:
a.Performance Goal. The Participant may earn [between [●]% and [●]% of] the Target Number of Performance Units reflected above (“Target Performance Units”) based on achievement of the Performance Goal (as defined in Exhibit B attached hereto) for the Performance Period (as defined in Exhibit B attached hereto).
b.Shares Eligible to Vest. The number of Performance Units earned and eligible to vest and convert to Shares (the “Earned Performance Units”) shall be equal to (i) the number of Target Performance Units multiplied by (ii) the Achievement Percentage (as defined in Exhibit B attached hereto), as determined in accordance with Exhibit B attached hereto. For the avoidance of doubt, if the Achivement Percentage is [●]%, all of the Performance Units granted hereunder shall be forfeited without any payment to Participant.

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Exhibit 10.1
c.Vesting Schedule. Subject to the Participant’s continued employment on the applicable vesting date (except as otherwise provided herein), the Earned Performance Units shall vest in accordance with the schedule below:
[●] of the Earned Performance Units will vest [●], and [●] of the Earned Performance Units will vest [●], subject to Participant continuing to be a Service Provider through each such date.
In the event Participant ceases to be a Service Provider for any or no reason before Participant vests in the Earned Performance Units (or a portion thereof), the unvested Earned Performance Units (or the unvested portion thereof) and Participant’s right to acquire any Shares hereunder will immediately terminate.
If Participant does not wish to accept this Award Agreement and the Performance Units granted hereunder, Participant must inform the Company in writing (by writing to [●]) within forty-five (45) days after the Date of Grant, in which case the Company will cancel this Award and the Performance Units granted hereunder will be immediately forfeited and canceled in their entirety without any payment or consideration being due from the Company. If, during such period, Participant does not inform the Company in writing of his or her refusal to accept this Award of Performance Units, then Participant will be deemed to have accepted this Award of Performance Units and, by accepting, to:
•agree that this Award of Performance Units is granted under and governed by the terms and conditions of the Plan and this Award Agreement, including the Terms and Conditions of Performance Unit Grant, attached hereto as Exhibit A, and the Performance Goal, attached hereto as Exhibit B, all of which are made a part of this document;
•acknowledge receipt of a copy of the Plan;
•acknowledge that Participant has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement, and fully understands all provisions of the Plan and this Award Agreement;
•agree to accept as binding, conclusive, and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and the Award Agreement; and
•agree to notify the Company upon any change in his or her residence address.

EXHIBIT A

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Exhibit 10.1
TERMS AND CONDITIONS OF PERFORMANCE UNIT GRANT
a.Grant of Performance Units. The Company hereby grants to the individual (the “Participant”) named in the Notice of Performance Unit Grant of this Award Agreement (the “Notice of Grant”) under the Plan an Award of Performance Units, subject to all of the terms and conditions in this Award Agreement and the Plan, which is incorporated herein by reference. Subject to Section 21(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Award Agreement, the terms and conditions of the Plan shall prevail.
b.Company’s Obligation to Deliver and Settle. Each Performance Unit represents the right to receive up to [●]% of a Share on the date it vests, based on the level of attainment of the Performance Goal. Unless and until the Performance Units will have vested in the manner set forth in Section 3 or 4, Participant will have no right to settlement of any such Performance Units. Prior to actual settlement of any vested Performance Units, such Performance Units will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.
c.Vesting Schedule. Except as provided in Section 4, and subject to Section 5, the Performance Units awarded by this Award Agreement will be earned and vest in accordance with the vesting schedule set forth in the Notice of Grant, subject to Participant continuing to be a Service Provider through each applicable vesting date.
d.Settlement after Vesting.
1.General Rule. Subject to Section 8, any Earned Performance Units that vest will be settled to Participant (or in the event of Participant’s death, to his or her properly designated beneficiary or estate) in whole Shares. Subject to the provisions of Section 4(b), such vested Earned Performance Units shall be settled in whole Shares as soon as practicable after vesting, but in each such case within sixty (60) days following the vesting date. In no event will Participant be permitted, directly or indirectly, to specify the taxable year of payment of any Earned Performance Units payable under this Award Agreement.
2.Discretionary Acceleration. The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unearned or unvested Performance Units at any time, subject to the terms of the Plan. If so accelerated, such Performance Units will be considered as having been earned or vested as of the date specified by the Administrator. If Participant is a U.S. taxpayer, the payment of Shares vesting pursuant to this Section 4(b) shall in all cases be paid at a time or in a manner that is exempt from, or complies with, Section 409A of the Code. The prior sentence may be superseded in a future agreement or amendment to this Award Agreement only by direct and specific reference to such sentence.
e.Forfeiture Upon Termination as a Service Provider. Notwithstanding any contrary provision of this Award Agreement, if Participant ceases to be a Service Provider for any or no reason, the then-unvested Performance Units awarded by this Award Agreement will thereupon be forfeited at no cost to the Company and Participant will have no further rights thereunder.

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Exhibit 10.1
f.Death of Participant. Any distribution or delivery to be made to Participant under this Award Agreement will, if Participant is then deceased, be made to Participant’s designated beneficiary (to the extent such designation is permitted by the Company and the Company has determined it to be valid under applicable law), or if no beneficiary has been validly designated or no beneficiary survives Participant, the administrator or executor of Participant’s estate. Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.
g.Change in Control. In the event of a Change in Control, the Administrator will have full discretion, subject to any applicable regulatory approvals, to take whatever actions it deems necessary or appropriate with respect to unvested Performance Units, in accordance with Section 15 of the Plan.
h.Tax Obligations.
3.Responsibility for Taxes. Participant acknowledges that, regardless of any action taken by the Company or, if different, Participant’s employer (the “Employer”) or Parent or Subsidiary to which Participant is providing services (together, the Company, Employer and/or Parent or Subsidiary to which Participant is providing services, the “Service Recipient”), the ultimate liability for any income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to Participant’s participation in the Plan and legally applicable to Participant (collectively, the “Tax Obligations”), is and remains Participant’s responsibility and may exceed the amount, if any, actually withheld by the Company or the Service Recipient. Further, if Participant is subject to Tax Obligations in more than one jurisdiction, Participant acknowledges that the Company and/or the Service Recipient (or former employer, as applicable) may be required to withhold or account for Tax Obligations in more than one jurisdiction. If Participant fails to make satisfactory arrangements for the payment of any required Tax Obligations hereunder at the time of the applicable taxable event, Participant acknowledges and agrees that the Company may refuse to issue or deliver the Shares or proceeds from the sale of Shares.
4.Tax Withholding and Default Sell-to-Cover Method of Tax Withholding. Prior to any relevant taxable or tax withholding event, as applicable, Participant agrees to make adequate arrangements satisfactory to the Company and/or the Service Recipient to satisfy all Tax Obligations. Subject to Section 8(c), the Tax Obligations which the Company determines must be withheld with respect to this Award (“Tax Withholding Obligation”) will be satisfied with consideration received under a formal, broker-assisted cashless program adopted by the Company in connection with the Plan pursuant to this authorization (the “Sell-to-Cover Method”). In addition to Shares sold to satisfy the Tax Withholding Obligation, additional Shares will be sold to satisfy any associated broker or other fees. Only whole Shares will be sold through the Sell-to-Cover Method to satisfy any Tax Withholding Obligation and any associated broker or other fees. Any proceeds from the sale of Shares in excess of the Tax Withholding Obligation and any associated broker or other fees generated through the Sell-to-Cover Method will be paid to Participant in accordance with procedures the Company may specify from time to time. By accepting this Award, Participant

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Exhibit 10.1
expressly consents to the sale of Shares to cover the Tax Withholding Obligation (and any associated broker or other fees) through the Sell-to-Cover Method.
5.Administrator Discretion. Notwithstanding the foregoing Sections 8(a) and 8(b), if the Administrator determines it is in the best interests of the Company for Participant to satisfy Participant’s Tax Withholding Obligation by a method other than through the default Sell-to-Cover Method described in Section 8(b), it may permit or require Participant to satisfy Participant’s Tax Withholding Obligation, in whole or in part (without limitation), if permissible by Applicable Laws, with (i) cash in U.S. dollars, (ii) check designated in U.S. dollars, (iii) withholding from Participant's wages or other cash compensation paid to Participant by the Company and/or the Service Recipient, (iv) withholding in Shares otherwise issuable upon vesting of the Earned Performance Units or (v) any other method approved in the sole discretion of the Administrator.
Depending on the withholding method, the Company and/or the Service Recipient may withhold or account for the Tax Withholding Obligation by considering minimum statutory withholding rates or other withholding rates, including maximum applicable rates in Participant’s jurisdiction, in which case Participant may receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent in Shares. If the Tax Withholding Obligation is satisfied by withholding in Shares, for tax purposes, Participant will be deemed to have been issued the full number of Shares subject to the Earned Performance Units, notwithstanding that a number of Shares are held back solely for the purpose of satisfying the Tax Withholding Obligation.
i.Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book entry form) will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant (including through electronic delivery to a brokerage account). After such issuance, recordation, and delivery, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.
j.Grant Is Not Transferable. Except to the limited extent provided in Section 6, Section 14 of the Plan will govern the transferability of the Performance Units.
k.Nature of Grant. In accepting the grant, Participant acknowledges, understands and agrees that:
6.the grant of Performance Units is exceptional, voluntary and occasional and does not create any contractual right to receive future grants of Performance Units, or benefits in lieu of Performance Units, even if Performance Units have been granted in the past;
7.all decisions with respect to future grants of Awards, if any, will be at the sole discretion of the Company;
8.Participant is voluntarily participating in the Plan;

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Exhibit 10.1
9.the future value of the Shares underlying the Performance Units is unknown, indeterminable and cannot be predicted with certainty;
10.for purposes of the Performance Units, Participant’s status as a Service Provider will be considered terminated as of the date Participant is no longer actively providing services to the Company or any Parent or Subsidiary (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is a Service Provider or the terms of Participant’s employment or service agreement, if any), and unless otherwise expressly provided in this Award Agreement (including by reference in the Notice of Grant to other arrangements or contracts) or determined by the Administrator, Participant’s right to vest in the Performance Units under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Participant is a Service Provider or the terms of Participant’s employment or service agreement, if any, unless Participant is providing bona fide services during such time); the Administrator shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of the Performance Units grant (including whether Participant may still be considered to be providing services while on a leave of absence and consistent with local law);
11.unless otherwise agreed with the Company, the Performance Units and Shares subject to the Performance Units, and the income from and value of same, are not granted as consideration for, or in connection with, the service Participant may provide as a director of a Subsidiary; and
12.for Participants who reside outside the United States, the following additional provisions shall apply:
i.the Performance Units and any Shares acquired under the Plan are not intended to replace any pension rights or compensation;
ii.the Performance Units and any Shares acquired under the Plan, and the income from and value of same, are not part of normal or expected compensation for any purpose, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement, or welfare benefits or similar payments;
iii.no claim or entitlement to compensation or damages shall arise from the forfeiture of the Performance Units resulting from the termination of Participant’s status as a Service Provider (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of his or her employment or service agreement, if any); and
iv.neither the Company, the Employer nor any Subsidiary shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar

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Exhibit 10.1
that may affect the value of the Performance Units or of any amounts due to Participant pursuant to the settlement of Performance Units or subsequent sale of Shares acquired upon settlement.
l.Tax Consequences and Acknowledgements.
13.Participant has reviewed with his or her own tax advisors the U.S. federal, state, local and non-U.S. tax consequences of this investment and the transactions contemplated by this Award Agreement. With respect to such matters, Participant relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. Participant understands that Participant (and not the Company) shall be responsible for Participant’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Award Agreement.
14.Participant acknowledges that the Company and/or the Service Recipient (i) make no representations or undertakings regarding the treatment of any Tax Obligations in connection with any aspect of the Performance Units, including, but not limited to, the grant, vesting or settlement of the Performance Units, the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends or other distributions, and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Performance Units to reduce or eliminate Participant’s liability for Tax Obligations or achieve any particular tax result.
m.Data Protection.
15.Data Processing. By participating in the Plan, Participant understands and acknowledges that it is necessary for the Company, Parent and any of their Subsidiaries or affiliates to collect, use, disclose, hold, transfer and otherwise process certain personal information about Participant as described in Section 28 of the Plan. This personal data (hereinafter “Data”) includes but is not limited to, Participant’s name, home address, email address and telephone number, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all Performance Units or any other entitlement to Shares awarded, canceled, vested, unvested or outstanding in Participant’s favor, which the Company receives from Participant or the Employer. This may include the international transfer of Participant’s Data to a jurisdiction that might have enacted data privacy laws that are less protective or otherwise different from those applicable in the Participant's country of residence.
16.Necessary Disclosure of Data. Participant understands that providing the Company with Data is necessary for performance of the Award Agreement and that Participant’s refusal to provide the Data would make it impossible for the Company to perform its contractual obligations and legitimate interests and may affect Participant’s ability to participate in the Plan.
17.Data Processing and Transfer Consent. Notwithstanding the foregoing, if Participant is located in a jurisdiction for which the lawful bases for processing and transferring personal data described in the Plan are not recognized, then, to the extent applicable, Participant hereby unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her Data, as described above and in any other grant materials, by and among, as applicable,

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Exhibit 10.1
the Employer, the Company and any affiliate for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan. Participant understands that he or she may, at any time, refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her human resources representative. If Participant does not consent or later seeks to revoke his or her consent, Participant’s employment status or service with the Employer will not be affected; the only consequence of refusing or withdrawing consent is that the Company would not be able to grant Performance Units or other Awards to Participant under the Plan or administer or maintain such Awards. Therefore, Participant understands that refusing or withdrawing consent may affect his or her ability to participate in the Plan. For more information on the consequences of refusal to consent or withdrawal of consent, Participant should contact his or her local human resources representative.
n.No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the underlying Shares. Participant should consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.
o.Address for Notices. Any notice to be given to the Company under the terms of this Award Agreement will be addressed to the Company at CrowdStrike Holdings, Inc., 150 Mathilda Place, Suite 300, Sunnyvale, CA 94086 United States or at such other address as the Company may hereafter designate in writing.
p.Language. Participant acknowledges that he or she is sufficiently proficient in English, or has consulted with an advisor who is sufficiently proficient in English, so as to allow Participant to understand the terms and conditions of the Award Agreement. If Participant has received the Award Agreement or any other document related to the Plan translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version will control.
q.Successors and Assigns. The Company may assign any of its rights under this Award Agreement to single or multiple assignees, and this Award Agreement shall be binding upon and inure to the benefit of any assignee or successor of the Company. Subject to the restrictions on transfer set forth herein and in the Plan, this Award Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns. The rights and obligations of Participant under this Award Agreement may only be assigned with the prior written consent of the Company.
r.Interpretation. The Administrator will have the power to interpret the Plan and this Award Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Performance Units have vested). The Administrator’s decisions, determinations and interpretations will be final and binding on Participant and any other holders of the Performance Units or other interested persons. Neither the Administrator nor any person acting on behalf of the Administrator will be personally liable for any

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Exhibit 10.1
action, determination, or interpretation made in good faith with respect to the Plan or this Award Agreement.
s.Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Award Agreement.
t.Agreement Severable. In the event that any provision in this Award Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Award Agreement.
u.Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the Performance Units and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
v.Insider Trading Restrictions/Market Abuse Laws. Participant may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions including, but not limited to the United States and Participant’s country, the broker's country or the country in which the Shares are listed (if different), which may affect his or her ability to accept, acquire, sell or otherwise dispose of Shares or rights to Shares or rights linked to the value of Shares during such times as Participant is considered to have “inside information” regarding the Company (as defined by the laws or regulations in applicable jurisdictions). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. Participant acknowledges that it is Participant’s responsibility to comply with any applicable restrictions and Participant should consult his or her personal legal advisor on this matter.
w.Foreign Asset/Account, Exchange Control and Tax Requirements. Participant acknowledges that, depending on his or her country, there may be certain foreign asset and/or account reporting requirements or exchange control restrictions which may affect Participant’s ability to acquire or hold Shares or cash received from participating in the Plan (including proceeds from the sale of Shares and dividends paid on Shares) in, to and/or from a brokerage or bank account or legal entity outside Participant’s country. Participant may be required to report such accounts, assets or related transactions to the tax or other authorities in his or her country. Participant also may be required to repatriate sale proceeds or other funds received as a result of participating in the Plan to Participant’s country through a designated bank or broker and/or within a certain time after receipt. Participant acknowledges that he or she is responsible for ensuring compliance with any applicable foreign asset/account, exchange control and tax reporting requirements and should consult his or her personal legal and tax advisors on this matter.
x.Amendment, Suspension or Termination of the Plan. By accepting this Award, Participant expressly warrants that he or she has received an Award of Performance Units under the Plan, and has received, read, and understood a description of the Plan. Participant understands that

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Exhibit 10.1
the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time.
y.Modifications to the Award Agreement. Participant expressly warrants that he or she is not accepting this Award Agreement in reliance on any promises, representations, or inducements other than those contained herein. Subject to Sections 15 and 21 of the Plan, modifications to this Award Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Award Agreement, the Company reserves the right to revise this Award Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Section 409A of the Code or to otherwise avoid imposition of any additional tax or income recognition under Section 409A of the Code in connection with this Award of Performance Units.
z.No Waiver. Either party’s failure to enforce any provision or provisions of this Award Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party from thereafter enforcing each and every other provision of this Award Agreement. The rights granted to both parties herein are cumulative and shall not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances.
aa.Governing Law and Venue. This Award Agreement and the Performance Units will be governed by the laws of the State of Delaware, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under these Performance Units or this Award Agreement, the parties hereby submit to and consent to the jurisdiction of the State of Delaware, and agree that such litigation will be conducted in any United States federal court located in the State of Delaware or any other state court in the State of Delaware, and no other courts.
ab.Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Award Agreement or the transactions contemplated hereby.
ac.Entire Agreement. The Plan is incorporated herein by reference. The Plan and this Award Agreement (including the appendices and exhibits referenced herein) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to Participant’s interest except by means of a writing signed by the Company and Participant.
ad.Country Addendum. Notwithstanding any provisions in this Award Agreement, the Performance Unit grant shall be subject to any special terms and conditions set forth in the appendix to this Award Agreement for any country whose laws are applicable to Participant and this Award of Performance Units (as determined by the Administrator in its sole discretion) (the “Country Addendum”). Moreover, if Participant relocates to one of the countries included in the Country Addendum, the special terms and conditions for such country will apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal, tax or administrative reasons. The Country Addendum constitutes part of this Award Agreement.

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Exhibit 10.1

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Exhibit 10.1
EXHIBIT B
PERFORMANCE GOAL

[●]

B-1
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Exhibit 10.1
CROWDSTRIKE HOLDINGS, INC.
2019 EQUITY INCENTIVE PLAN
GLOBAL PERFORMANCE UNIT AGREEMENT
COUNTRY ADDENDUM

TERMS AND CONDITIONS
This Country Addendum includes additional terms and conditions that govern the Award of Performance Units granted to Participant under the Plan if Participant works in one of the countries listed below. If Participant is a citizen or resident of a country (or is considered as such for local law purposes) other than the one in which he or she is currently working or if Participant relocates to another country after receiving the Award of Performance Units, the Company will, in its discretion, determine the extent to which the terms and conditions contained herein will be applicable to Participant.
Certain capitalized terms used but not defined in this Country Addendum shall have the meanings set forth in the Plan, and/or the Global Performance Unit Agreement to which this Country Addendum is attached.
NOTIFICATIONS
This Country Addendum also includes notifications relating to exchange control and other issues of which Participant should be aware with respect to his or her participation in the Plan. The information is based on the exchange control, securities and other laws in effect in the countries listed in this Country Addendum, as of [●]. Such laws are often complex and change frequently. As a result, the Company strongly recommends that Participant not rely on the notifications herein as the only source of information relating to the consequences of his or her participation in the Plan because the information may be outdated when Participant vests in the Performance Units and acquires Shares, or when Participant subsequently sell Shares acquired under the Plan.
In addition, the notifications are general in nature and may not apply to Participant’s particular situation, and the Company is not in a position to assure Participant of any particular result. Accordingly, Participant should seek appropriate professional advice as to how the relevant laws in Participant’s country may apply to Participant’s situation.
Finally, if Participant is a citizen or resident of a country other than the one in which Participant is currently working (or is considered as such for local law purposes) or if Participant moves to another country after receiving the Award of Performance Units, the information contained herein may not be applicable to Participant.

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Exhibit 10.1
AUSTRALIA
Notifications
Tax Information. The Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies (subject to the conditions in the Act).
Securities Law Information. There are legal consequences associated with participating in the Plan. Participant should ensure that Participant understands these consequences before participating in the Plan. Any information given by or on behalf of the Company is general information only. Participant should obtain his or her own financial product advice from an independent person who is licensed by the Australian Securities and Investments Commission (“ASIC”) to give advice about participating in the Plan.
The grant of Performance Units under the terms of the Plan and the Award Agreement does not require disclosure under Corporations Act 2001 (Cth) (the “Corporations Act”). No document provided to Participant in connection with his or her participation in the Plan (including the Award Agreement and this Country Addendum):
•is a prospectus for purposes of the Corporations Act; or
•has been filed or reviewed by a regulatory in Australia (including ASIC).
Participant should not rely on any oral statements made in connection with his or her participation in the Plan. Participant should rely only upon the statements contained in the Award Agreement, including this Country Addendum, when considering whether to participate in the Plan.
In the event that Shares are issued to Participant under the Plan, the value of any Shares will be affected by the Australian / United States Dollar exchange rate, in addition to fluctuations in values caused by the fortunes of the Company.
If Participants offers any Shares for sale to any person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law. Participant should consult with his or her personal legal advisor prior to making any such offer to ensure compliance with the applicable requirements.
CANADA
Terms and Conditions
Payment. The following provision supplements Section 2 and 4 of the Award Agreement:
Notwithstanding any discretion contained in the Plan and the Award Agreement, the Performance Units will not be settled in cash or a combination of cash and Shares. The Performance Units will be settled only in Shares.
Nature of Grant. The following provision replaces Section 11(e) of the Award Agreement:

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Exhibit 10.1
For purposes of the Performance Units, Participant’s status as a Service Provider will be considered terminated as of the date that is the earlier of (i) the date of Participant’s termination, (ii) the date Participant receives notice of termination, or (iii) the date Participant is no longer actively providing services and will not be extended by any notice period (e.g., active service would not include any contractual notice period or any period of “garden leave” or similar period mandated under Canadian laws or the terms of Participant’s employment or service agreement, if any), regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or providing services or the terms of his or her employment or service agreement, if any; unless otherwise expressly provided in this Award Agreement or determined by the Company, Participant’s right to vest in the Performance Units under the Plan, if any, will terminate as of such date; in the event that the date the Participant is no longer actively providing services cannot be reasonably determined under the terms of this Award Agreement and the Plan, the Administrator shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of his or her Performance Unit Award (including whether Participant may still be considered to be providing services while on a leave of absence).
The following provisions apply to residents of Quebec:
Language Consent. The parties acknowledge that it is their express wish that the Award Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.
Consentement à la Langue Utilisée. Les parties reconnaissent avoir expressément souhaité que la convention, ainsi que tous les documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés, directement ou indirectement à la présente convention, soient rédigés en langue anglaise.
Data Privacy. The following provision supplements Section 13 of the Award Agreement:
Participant authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or non-professional, involved with the administration of the Plan. Participant further authorizes the Company, any Parent or Subsidiary of the Company, the Employer, the Stock Plan Administrator or any other stock plan service provider as may be selected by the Company from time to time to assist with the Plan, to disclose and discuss the Plan with their advisors. Participant also authorizes the Company and the Service Recipient to record such information and to keep such information in Participant’s employee file.
Notifications
Securities Law Information. The sale of Shares acquired under the Plan may not take place in Canada.
Foreign Asset and Account Reporting Information. Canadian residents are required to report their foreign specified property (e.g., Shares) on form T1135 (Foreign Income Verification Statement) if the total cost of the foreign specified property exceeds C$100,000 at any time in the year. The

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Exhibit 10.1
Performance Units must be reported—generally at a nil cost—if the C$100,000 threshold is exceeded because of other foreign specific property held by Participant. The Shares acquired under the Plan must be reported and their cost generally is the adjusted cost base (“ACB”) of the Shares. The ACB ordinarily would equal the fair market value of the Shares at the time of acquisition, but if such Canadian resident owns other Shares, this ACB may have to be averaged with the ACB of the other shares. The form T1135 generally must be filed by April 30 of the following year. Canadian residents should consult with a personal advisor to ensure compliance with the applicable reporting requirements.
FINLAND
There are no country-specific provisions.
FRANCE
Terms and Conditions
Language Consent. By accepting the Performance Units, Participant confirms having read and understood the Plan and Award Agreement, including all terms and conditions included therein, which were provided in the English language. Participant accepts the terms of those documents accordingly.
Consentement à la Langue Utilisée. En acceptant l’ attribution, le Participant confirme avoir lu et compris le Plan et le Contrat y relatifs, inclutant tous leurs termes et conditions, qui ont été transmis en langue anglaise. Le Participant accepte les termes de ces documents en conséquence.
Notifications
Non-Tax-Qualified Performance Units. The Performance Units granted under the Award Agreement are not intended to be French tax-qualified Performance Units.
Foreign Asset and Account Reporting Information.  French residents are required to report all foreign accounts (whether open, current or closed) to the French tax authorities when filing their annual tax returns. Participant should consult his or her personal tax advisor to ensure compliance with applicable reporting obligations.
GERMANY
Notifications
Exchange Control Information. German residents must report cross-border payments in excess of €12,500 on a monthly basis to the German Federal Bank (Bundesbank). In case of payments in connection with securities (including proceeds realized upon the sale of Shares), the report must be filed electronically by the fifth (5th) day of the month following the month in which the payment was received. The form of report (“Allgemeine Meldeportal Statistik”) can be accessed via the Bundesbank’s website (www.bundesbank.de) and is available in both German and English.

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Exhibit 10.1
Foreign Asset and Account Reporting Information.  German residents holding Shares must notify their local tax office of the acquisition of Shares when they file their tax returns for the relevant year if the aggregate value of all Shares acquired exceeds €150,000, or in the unlikely event that the resident holds Shares exceeding 10% of the Company’s total Common Stock.
INDIA
Notifications
Exchange Control Information. Indian residents are required to repatriate any funds realized under the Plan to India within prescribed periods (e.g., within ninety (90) days of the receipt of proceeds from the sale of Shares, or such other period as may apply under applicable exchange control laws as may be amended from time to time). Participant should maintain any foreign inward remittance certificate (received from the bank where the foreign currency is deposited) in the event that the Reserve Bank of India or the Employer requests proof of repatriation.
Foreign Asset and Account Reporting Information.  Foreign bank accounts and any foreign financial assets (including Shares held outside India) must be declared by Indian residents in their annual tax return.  Participant is responsible for complying with this reporting obligation to the extent it applies to Participant and should confer with Participant’s personal legal advisor in this regard.
IRELAND
Notifications
Director Notification Requirement. If Participant is a director, shadow director or secretary of an Irish Subsidiary and has a 1% or more shareholding interest in the Company, he or she must notify the Irish Subsidiary in writing upon receiving or disposing of an interest in the Company (e.g., Performance Units, Shares) or upon becoming aware of the event giving rise to the notification requirement, or upon becoming a director, shadow director or secretary if such an interest exists at that time. This notification requirement also applies with respect to the interests of a spouse or minor child (whose interests will be attributed to the director, shadow director or secretary).
ISRAEL
Terms and Conditions
Settlement. The following provision supplements Section 2 and 4 of the Award Agreement:
At the discretion of the Company, Participant may be subject to an immediate forced sale restriction, pursuant to which all Shares acquired at vesting will be immediately sold and Participant will receive the sale proceeds less Tax Obligations and applicable broker fees and commissions. In this case, Participant will not be entitled to hold any Shares issued at vesting of the Performance Units.
Notifications

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Exhibit 10.1
Securities Law Information. An exemption from the requirement to file a prospectus with respect to the Plan has been granted to the Company by the Israeli Securities Authority. Copies of the Plan and Form S-8 registration statement for the Plan filed with the U.S. Securities and Exchange Commission are available free of charge upon request from Participant’s local human resources department.
ITALY
Terms and Conditions
Plan Document Acknowledgment. By accepting the Performance Units, Participant acknowledges that he or she has received a copy of the Plan, the Award Agreement and this Country Addendum and has reviewed the Plan, the Award Agreement and this Country Addendum in their entirety and fully accepts all provisions thereof. Participant further acknowledges that he or she has read and specifically and expressly approves the following provisions of the Award Agreement: (i) Tax Obligations; (ii) Grant is Not Transferable; (iii) Nature of Grant; (iv) Data Privacy; (v) Language; (vi) Imposition of Other Requirements; (vii) Governing Law and Venue; and (viii) Entire Agreement.
Notifications
Foreign Asset and Account Reporting Information. Italian residents who, at any time during the fiscal year, hold foreign financial assets (e.g., cash, Shares or Performance Units) which may generate income taxable in Italy are required to report such assets on their annual tax returns or on a special form if no tax return is due. The same reporting duties apply to Italian residents who are beneficial owners of the foreign financial assets pursuant to Italian money laundering provisions, even if they do not directly hold the foreign asset abroad. Participant should consult his or her personal legal advisor to ensure compliance with applicable reporting requirements.
Foreign Asset Tax Information. The value of financial assets held outside of Italy (including Shares acquired under the Plan) by Italian residents is subject to a foreign asset tax. The taxable amount will be the fair market value of the financial assets assessed at the end of the calendar year.
Japan
Notifications
Foreign Asset and Account Reporting Information. Details of any assets held outside Japan on an annual basis as of December 31 (including Shares acquired under the Plan) must be reported to the tax authorities, to the extent such assets have a total net fair market value exceeding ¥50,000,000. Such report is due by March 15 each year. Participant should consult with his or her personal tax advisor to determine if the reporting obligation applies to Participant and whether Participant will be required to include details of Participant’s outstanding Performance Units, as well as Shares, in the report.
MALAYSIA

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Exhibit 10.1
NotificationsDirector Notification Obligation. If Participant is a director of a Malaysian Subsidiary, Participant is subject to certain notification requirements under the Malaysian Companies Act. Among these requirements is an obligation to notify the Malaysian Parent or Subsidiary in writing when Participant receives or disposes of an interest (e.g., Performance Units or Shares) in the Company or any related company. Such notifications must be made within 14 days of receiving or disposing of any interest in the Company or any related company.
NETHERLANDS
There are no country-specific provisions.
NEW ZEALAND
Notifications
Securities Law Information.  Warning: Participant is being offered Performance Units, which, upon vesting and settlement, allows him or her to acquire Shares in accordance with the terms of the Plan and the Award Agreement. The Shares, if acquired, give Participant a stake in the ownership of the Company. Participant may receive a return if dividends are paid.
If the Company runs into financial difficulties and is wound up, Participant will be paid only after all creditors have been paid. New Zealand law normally requires people who offer financial products to give information to investors before they invest. This information is designed to help investors make an informed decision.
The usual rules do not apply to this offer because it is a small offer. As a result, Participant may not be given all the information usually required. Participant will also have fewer legal protections for this investment.
Participant should ask questions, read all documents carefully and seek independent financial advice before making any decisions with respect to the Plan.
ROMANIA
Terms and Conditions
Language Consent. By accepting the grant of Performance Units, Participant acknowledges that he or she is proficient in reading and understanding English and fully understands the terms of the documents related to the grant (the Award Agreement and the Plan), which were provided in the English language. Participant accepts the terms of those documents accordingly.
Consimtamant cu Privire la Limba. Prin acceptarea acordarii de Performance Unit-uri, Participantul confirma ca acesta sau aceasta are un nivel adecvat de cunoastere in ce priveste cititirea si intelegerea limbii engleze, a citit si confirma ca a inteles pe deplin termenii documentelor

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Exhibit 10.1
referitoare la acordare (Acordul si Planul), care au fost furnizate in limba engleza. Participantul accepta termenii acestor documente in consecinta.
Notifications
Exchange Control Information. If Participant deposits the proceeds from the sale of Shares acquired under the Plan in a bank account in Romania, Participant may be required to provide the Romanian bank with appropriate documentation explaining the source of the funds. Participant should consult with his or her personal legal advisor to ensure compliance with applicable requirements.
Singapore
Terms and Conditions
Restriction on Sale and Transferability. Participant hereby agrees that any Shares acquired under the Plan will not be offered for sale in Singapore prior to the six-month anniversary of the Date of Grant, unless such sale or offer is made pursuant to one or more exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the Securities and Futures Act (Chapter 289, 2006 Ed.).
Notifications
Securities Law Information. The grant of Performance Units under the Plan is being made pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the SFA, on which basis it is exempt from the prospectus and registration requirements and is not made with a view to the underlying Shares being subsequently offered for sale to any other party. The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore.
Chief Executive Officer and Director Notification Requirement. If Participant is the Chief Executive Officer (“CEO”) or a director (including an alternate, substitute or shadow director) of a Singapore Subsidiary, Participant must notify the Singapore Subsidiary in writing of an interest (e.g., Performance Units, Shares, etc.) in the Company or any Subsidiary within two business days of (i) acquiring or disposing of such interest, (ii) any change in a previously disclosed interest (e.g., sale of Shares), or (iii) becoming the CEO or a director.
spain
Terms and Conditions
Nature of Grant. The following provision supplements Section 11 of the Award Agreement:
By accepting the Performance Units, Participant consents to participation in the Plan and acknowledges that he or she has received a copy of the Plan. Participant understands that the Company has unilaterally, gratuitously and discretionally decided to grant Performance Units under the Plan to individuals who may be employees of the Company or of a Parent or Subsidiary throughout the world. This decision is a limited decision that is entered into upon the express assumption and condition that any grant will not bind the Company or any Parent or Subsidiary other than as expressly set forth in the Award Agreement. Consequently, Participant understands that the

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Exhibit 10.1
Performance Units are granted on the assumption and condition that the Performance Units and any Shares acquired under the Plan are not part of any employment or service contract (either with the Company or with any Parent or Subsidiary) and shall not be considered a mandatory benefit or salary for any purpose (including severance compensation) or any other right whatsoever. Further, Participant understands and agrees that, unless otherwise expressly provided for by the Company or set forth in the Plan or the Award Agreement, the Performance Units will be cancelled without entitlement to any Shares underlying the Performance Units if Participant’s status as a Service Provider is terminated for any reason, including, but not limited to: resignation, retirement, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without good cause (i.e., subject to a “despido improcedente”), material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, or under Article 10.3 of Royal Decree 1382/1985.
In addition, Participant understands that this grant would not be made to Participant but for the assumptions and conditions referred to above; thus, Participant acknowledges and freely accepts that, should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of, or right to, the Performance Units shall be null and void.
Notifications
Securities Law Information. The grant of Performance Units described in the Award Agreement does not qualify under Spanish regulations as a security. No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory in connection with the grant of the Performance Units. The Award Agreement has not been, nor will it be, registered with the Comisión Nacional del Mercado de Valores, and does not constitute a public offering or prospectus.
Exchange Control Information. Participant must declare the acquisition, ownership and disposition of Shares to the Dirección General de Comercio e Inversiones of the Ministry of Economy and Competitiveness (the “DGCI”) on a Form D-6. Generally, the declaration must be made in January for Shares owned as of December 31 of the prior year and/or Shares acquired or disposed of during the prior year; however, if the value of the Shares acquired or disposed of or the amount of the sale proceeds exceeds €1,502,530 (or if Participant holds 10% or more of the share capital of the Company), the declaration must be filed within one month of the acquisition or disposition, as applicable.
In addition, Participant may be required to electronically declare to the Bank of Spain any foreign accounts (including brokerage accounts held abroad), any foreign instruments (including Shares acquired under the Plan), and any transactions with non-Spanish residents (including any payments of Shares made pursuant to the Plan), depending on the balances in such accounts together with the value of such instruments as of December 31 of the relevant year, or the volume of transactions with non-Spanish residents during the relevant year.
Foreign Asset and Account Reporting Information. To the extent that Participant holds rights or assets (e.g., cash or Shares held in a bank or brokerage account) outside of Spain with a value in excess of €50,000 per type of right or asset as of December 31 each year (or at any time during the

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Exhibit 10.1
year in which Participant sells or disposes of such rights or assets), Participant is required to report information on such rights and assets on his or her tax return for such year. After such rights or assets are initially reported, the reporting obligation will only apply for subsequent years if the value of any previously reported rights or assets increases by more than €20,000. Participant should consult with his or her personal tax advisor to ensure compliance with applicable reporting requirements.
SWEDEN
There are no country-specific provisions.
taiwan
NotificationsSecurities Law Information. The offer of participation in the Plan is available only for Service Providers of the Company and any Parent or Subsidiary. The offer of participation in the Plan is not a public offer of securities by a Taiwanese company.
Exchange Control Information. The acquisition or conversion of foreign currency and the remittance of such amounts (including proceeds from the sale of Shares) to Taiwan may trigger certain annual or periodic exchange control reporting. If the transaction amount is TWD500,000 or more in a single transaction, Participant may be required to submit a Foreign Exchange Transaction Form and provide supporting documentation to the satisfaction of the remitting bank. Participant should consult his or her personal legal advisor to ensure compliance with applicable exchange control laws in Taiwan.
UNITED ARAB EMIRATES
Notifications
Securities Law Information. The offer of Performance Units is available only for select employees of the Company and its Subsidiaries and is in the nature of providing employee incentives in the United Arab Emirates. The Plan and the Award Agreement are intended for distribution only to such employees and must not be delivered to, or relied on by any other person. Prospective purchasers of securities should conduct their own due diligence.
The Emirates Securities and Commodities Authority has no responsibility for reviewing or verifying any documents in connection with this statement, including the Plan and the Award Agreement, or any other incidental communication materials distributions in connection with the Performance Units. Further, neither the Ministry of Economy nor the Dubai Department of Economic Development has approved this statement nor taken steps to verify the information set out in it, and has no responsibility for it. Residents of the United Arab Emirates who have questions regarding the contents of the Plan and the Award Agreement should obtain independent professional advice.
UNITED KINGDOM

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Exhibit 10.1
Terms and Conditions
Payment. The following provision supplements Section 2 and 4 of the Award Agreement:
Notwithstanding any discretion contained in the Plan or the Award Agreement, the Performance Units will not be settled in cash or a combination of cash and Shares. The Performance Units will be settled only in Shares.
Responsibility for Taxes. The following provision supplements Section 8 of the Award Agreement:
Without limitation to this Section 8, Participant hereby agrees that he or she is liable for any Tax Obligation related to his or her participation in the Plan and hereby covenants to pay such Tax Obligation, as and when requested by the Company or (if different) the Service Recipient or by Her Majesty’s Revenue & Customs (“HMRC”) (or any other tax authority or any other relevant authority).  Participant also hereby agrees to indemnify and keep indemnified the Company and (if different) the Service Recipient against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on Participant’s behalf.
Notwithstanding the foregoing, if Participant is a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), Participant understands that the foregoing provision will not apply. Instead, any Tax Obligation not collected or paid may constitute a benefit to Participant on which additional income tax and National Insurance Contributions (“NICs”) may be payable. Participant understands that he or she will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying to the Company and/or the Service Recipient (as appropriate) the amount of any employee NICs due on this additional benefit, which can be recovered by any means set out in the Award Agreement.
National Insurance Contribution Joint Election. If Participant is a tax resident in the United Kingdom, the grant of the Performance Units is conditional upon Participant’s agreement to accept liability for any secondary Class 1 national insurance contributions, which may be payable by the Employer in connection with any event giving rise to tax liability in relation to the Performance Units (“Employer NICs”). The Employer NICs may be collected by the Company or the Employer using any of the methods described in the Award Agreement. Without prejudice to the foregoing, Participant agrees to execute a joint election with the Company or the Employer (a “NICs Joint Election”), the form of such NICs Joint Election being formally approved by HMRC, and any other consent or elections required to accomplish the transfer of the Employer NICs to Participant. Participant further agrees to execute such other elections as may be required by any successor to the Company and/or the Employer for the purpose of continuing the effectiveness of Participant’s NICs Joint Election. If Participant does not complete the Joint Election prior to the Performance Units vesting, or if approval of the NICs Joint Election is withdrawn by HMRC and a new NICs Joint Election is not entered into, Participant’s Performance Units shall become null and void and may not be settled, without any liability to the Company or its Subsidiaries. Participant must enter into the NICs Joint Election attached to the Award Agreement as Exhibit B concurrent with the execution of the Award Agreement or at such subsequent time as may be designated by the Company.

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Exhibit 10.1

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Exhibit 10.1

EXHIBIT B
NICs JOINT ELECTION FOR U.K. PARTICIPANTS
Important Note on the Election to Transfer Employer NICs
If you are liable for National Insurance contributions (“NICs”) in the UK in connection with your participation in the CrowdStrike Holdings, Inc. 2019 Equity Incentive Plan, you are required to enter into an Election to transfer to you any liability for employer’s NICs that may arise in connection with your participation in the Plan.
Clicking on the “ACCEPT” box indicates your acceptance of the Election to Transfer Employer NICs. You should read this important note and the Election in their entirety before accepting the Election. Please print and keep a copy of the Election for your records.
By entering into the Election:
•you agree that any employer’s NICs liability that may arise in connection with your participation in the Plan will be transferred to you;
•you authorise your employer to recover an amount sufficient to cover this liability by such methods including, but not limited to, deductions from your salary or other payments due or the sale of sufficient shares acquired pursuant to your awards; and
•you acknowledge that the Company or your employer may require you to sign a paper copy of this Election (or a substantially similar form) if the Company determines such is necessary to give effect to the Election.
CrowdStrike Holdings, Inc.

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Exhibit 10.1
2019 EQUITY Incentive Plan
Election to Transfer the Employer’s National Insurance Liability to the Employee
This Election is between:
A. The individual who has obtained authorised access to this Election (the “Employee”), and
B. CrowdStrike Holdings, Inc., 150 Mathilda Place, Suite 300, Sunnyvale, California 94086, United States of America (the “Company”), which may grant Performance Units (“Awards”) under the CrowdStrike Holdings, Inc. 2019 Equity Incentive Plan (the “Plan”) and is entering into this Election on behalf of one of the employer companies listed in the attached schedule (the “Employer”).
1.Introduction
a.This Election relates to all Awards granted to the Employee under the Plan from the date it is entered up to the termination date of the Plan.
b.In this Election, the following words and phrases have the following meanings:
(i) “ITEPA” means the Income Tax (Earnings and Pensions) Act 2003.
(ii)“Relevant Employment Income” from Awards on which employer’s National Insurance Contributions become due is defined as:
(1)an amount that counts as employment income of the earner under section 426 ITEPA (restricted securities: charge on certain post-acquisition events);
(2)an amount that counts as employment income of the earner under section 438 of ITEPA (convertible securities: charge on certain post-acquisition events); or
(3)any gain that is treated as remuneration derived from the earner’s employment by virtue of section 4(4)(a) SSCBA, including without limitation:
(a)the acquisition of securities pursuant to Awards (within section 477(3)(a) of ITEPA);
(b)the assignment or release of the Awards in return for consideration (within section 477(3)(b) of ITEPA);
(c)the receipt of a benefit in connection with the Awards other than a benefit within (A) or (B) above (within section 477(3)(c) of ITEPA).
(iii)“SSCBA” means the Social Security Contributions and Benefits Act 1992.

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Exhibit 10.1
(iv)“Taxable Event” means any event giving rise to Relevant Employment Income.
c.This Election relates to the employer’s secondary Class 1 National Insurance Contributions (the “Employer’s Liability”) which may arise in respect of Relevant Employment Income in respect of the Awards pursuant to section 4(4)(a) and/or paragraph 3B(1A) of Schedule 1 of the SSCBA.
d.This Election does not apply in relation to any liability, or any part of any liability, arising as a result of regulations being given retrospective effect by virtue of section 4B(2) of either the SSCBA or the Social Security Contributions and Benefits (Northern Ireland) Act 1992.
e.This Election does not apply to the extent that it relates to relevant employment income which is employment income of the earner by virtue of Chapter 3A of Part VII of ITEPA (employment income: securities with artificially depressed market value).
2.The Election
The Employee and the Company jointly elect that the entire liability of the Employer to pay the Employer’s Liability that arises on any Relevant Employment Income is hereby transferred to the Employee. The Employee understands that, by electronically accepting the Award or by separately signing or electronically accepting this Election, as applicable, he or she will become personally liable for the Employer’s Liability covered by this Election. This Election is made in accordance with paragraph 3B(1) of Schedule 1 to the SSCBA.
3.Payment of the Employer’s Liability
a.The Employee hereby authorises the Company and/or the Employer to collect the Employer’s Liability in respect of any Relevant Employment Income from the Employee at any time after the Taxable Event:
(i) by deduction from salary or any other payment payable to the Employee at any time on or after the date of the Taxable Event; and/or
(ii) directly from the Employee by payment in cash or cleared funds; and/or
(iii) by arranging, on behalf of the Employee, for the sale of some of the securities which the Employee is entitled to receive in respect of the Awards; and/or
(iv) by any other means specified in the applicable award agreement.
b.The Company hereby reserves for itself and the Employer the right to withhold the transfer of any securities to the Employee in respect of the Awards until full payment of the Employer’s Liability is received.
c.The Company agrees to procure the remittance by the Employer of the Employer’s Liability to HM Revenue & Customs on behalf of the Employee within 14 days after the end of the

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Exhibit 10.1
UK tax month during which the Taxable Event occurs (or within 17 days after the end of the UK tax month during which the Taxable Event occurs, if payments are made electronically).
4.Duration of Election
a.The Employee and the Company agree to be bound by the terms of this Election regardless of whether the Employee is transferred abroad or is not employed by the Employer on the date on which the Employer’s Liability becomes due.
b.Any reference to the Company and/or the Employer shall include that entity’s successors in title and assigns as permitted in accordance with the terms of the Plan and relevant award agreement. This Election will continue in effect in respect of any awards which replace the Awards in circumstances where section 483 of ITEPA applies.
c.This Election will continue in effect until the earliest of the following:
(i)  the Employee and the Company agree in writing that it should cease to have effect;
(ii)  on the date the Company serves written notice on the Employee terminating its effect;
(iii)  on the date HM Revenue & Customs withdraws approval of this Election; or
(iv)  after due payment of the Employer’s Liability in respect of the entirety of the Awards to which this Election relates or could relate, such that the Election ceases to have effect in accordance with its terms.
4.4 This Election will continue in force regardless of whether the Employee ceases to be an employee of the Employer.

[Electronic Acceptance/Signature page follows]

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Exhibit 10.1
Acceptance by the Employee
The Employee acknowledges that, by signing this Election (including by electronic signature process) or by accepting the Awards (including by electronic signature process if made available by the Company), the Employee agrees to be bound by the terms of this Election.

……………………………………….. …./…./……….
Signature (Employee) Date
Acceptance by the Company
The Company acknowledges that, by signing this Election (including by electronic signature process) or arranging for the scanned signature of an authorised representative to appear on this Election, the Company agrees to be bound by the terms of this Election.
Signature for and onbehalf of the Company  ____________________
Position  ____________________
Date  ____________________

SCHEDULE OF EMPLOYER COMPANIES

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Exhibit 10.1

The following are employer companies to which this Election may apply:

Name of Company:	[●]
Registered Office:	[●]
Company Registration Number:	[●]
Corporation Tax District:	[●]
Corporation Tax Reference:	[●]
PAYE Reference:	[●]

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